Exhibit 10.8
Advanced Drilling Services, LLC
10600 N De Anza Blvd Suite 250
Cupertino, Ca 95014
Mr. Alan David Goddard
SIERRA EQUITY GROUP, INC
7700 Congress Avenue Suite 3207
Boca Raton, FL 33487
     Re: Selling Agreement (the “Agreement”)
Dear Mr. Goddard:
     Advanced Drilling Services, LLC., a Delaware limited liability company (the “Seller” or the “Company”), proposes to offer and sell (the “Offering”),(i) a minimum of 6,400,000 Class B Membership Units ( the “Units” or “Offered Securities”) and (ii) a maximum of 11,200,000 Units to selected investors, upon the terms set forth in the Subscription Agreement and the Confidential Private Placement Memorandum (which collectively, together with the attachments and exhibits thereto, is referred to as the “Offering Document”), a copy of which has been delivered to you. The minimum investment per subscriber is 40,000 Units ($50,000.00) unless waived by the Company. All of the Units offered hereby are being sold by the Company in an offering with a price of $1.25 per Unit.
     Sierra Equity Group, Inc. (the “Selling Agent”) agrees to offer and sell, on a non exclusive “best efforts” basis, the Offered Securities during the offering period described in the Offering Document (the “Offering Period”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Offering Document. In connection with all offers and sales of the Units in the Offering: It is understood that the offer and sale of the securities in the Offering will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 506 of Regulation D thereof. Selling Agent will not directly or indirectly, make any offer or effect any sale of the Shares or of securities of the same or a similar class as the securities in the Offering if as a result the offer and sale of the securities in the Offering contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Securities Act provided for in Section 506 of Regulation D of the Securities Act. As used herein, the terms “offer” and “sale” have the meanings specified in section 2(3) of the Securities Act.
     The Seller hereby confirms its agreement with Selling Agent as follows:
     1. Offer and Sale of Offered Securities by Selling Agent; Compensation; Closing.
          1.1 On the basis of Selling Agent’s representations, covenants and warranties, the Seller appoints Selling Agent as a non-exclusive co-placement agent of the Seller as of February 26, 2007 and ending on May 26, 2007, unless extended by the Seller for a period not to exceed an additional ninety (90) days (“Offering Termination Date”), to use Selling Agent’s best efforts to offer and sell, on the terms and conditions set forth in this

Agreement and in the Offering Document, subject to Selling Agent’s right to engage and supervise participating broker-dealers pursuant to Section 2 hereof. The Selling Agent hereby accepts such appointment and agrees pursuant to the terms and conditions set forth herein and in the Offering Document to use its best efforts to offer and sell the Offered Securities as agent for the Seller during the period specified above, and to attempt to find suitable accredited purchasers for the Offered Securities acceptable to the Seller.
          1.2 The Company reserves the right, in its sole discretion to reject any subscription by any investor and to hold multiple closings (each, a “Closing”). At each Closing, the Company will cause to be issued to each investor whose Subscription Agreement, funds and other required deliverables as described in the Offering Document have been accepted by the Company, the number of Units purchased by the investor.
          1.3 As compensation for the Selling Agent’s services hereunder, the Seller shall pay to Selling Agent selling commissions (“Commission”), from the Offered Securities sold by the Selling Agent, consisting of a cash payment equal to 8% of aggregate gross proceeds from said Offered Securities sold directly by the Selling Agent and received by the Company, and the issuance of warrants (“Warrants”) to Selling Agent for the purchase of up to 10% of the total number of Units issued to investors that are sold directly by Selling Agent in the Offering or its authorized Participating Broker-Dealer approved by Seller. Such Warrants shall have an exercise price equal to $1.25, a cashless exercise provision and a five year term, and the Warrants shall otherwise be in the same form and shall contain the same provisions set forth in Offering Document including the same registration rights as Investors. Said Commission and Warrants shall be paid at each Closing.
          1.4 In addition, the Selling Agent will perform financial advisory services to the Seller with respect to matters, including but not limited to, a potential merger transaction. The Selling Agent shall receive the following compensation with respect to its financial advisory services: At the Closing of the Offering where the Company closes on Offering proceeds which, collectively with all prior Closing, equal an aggregate of at $3,000,000 sold by the Selling Agent, Selling Agent shall receive a total of 500,000 warrants exercisable for Units with a three year term (the “Advisory Warrants”), issued as follows: 100,000 warrants at $1.25 per Unit, 200,000 warrants at $1,375 per Unit, and 200,000 warrants at $1,50 per Unit, and the Advisory Warrants shall have a cashless exercise provision, a five year term, and shall otherwise be in the same form and shall contain the same provisions set forth in Offering Document including the same registration rights as Investors.
          1.5 At each Closing of the Offering, the Seller shall pay the Selling Agent its Commission relating to the sale of the Offered Securities that are subject of the Closing provided that the Seller or counsel for the Seller has received all funds and documents, including but not limited to, an executed Subscription Agreement for each investor and other required deliverables as described in the Offering Document (the “Subscription Documents”) previously furnished to Selling Agent which the Selling Agent is required to deliver to the Seller or counsel for the Seller prior to Closing. All or any portion of such Commission may be re-allowed to Participating Broker-Dealers (as hereinafter defined), subject to applicable securities laws. No Offered Securities shall be considered to have been sold by Selling Agent or any Participating Broker-Dealer selected by Selling Agent unless the purchaser is acceptable to the Seller, and no compensation will be payable with respect to any agreement for the purchase of Offered Securities if the Subscription Documents therefore are not actually accepted by the Seller. Anything in this Agreement to the contrary notwithstanding, the Seller shall not be required to pay a Commission to Selling Agent and Selling Agent shall not be entitled to a Commission or additional Warrants, pursuant to this Section 1.5 or any other provision, if to do so would cause the Seller to violate federal or state securities laws, regulations or rules or any other law applicable to the Offering. For purposes of clarity, the Selling Agent shall not be entitled to any Commission (or Warrants) upon the future exercise of the Warrants or Advisory Warrants to the Selling Agent or any selling agent, or warrants, if any, sold as part of the Units or in the Offering.
          1.6 The Seller will pay all of its costs relating to the Offering contemplated hereby, including, without limitation, audit expenses, issuance costs and taxes, counsel fees for the preparation of the Offering Documents, filing fees and disbursements of counsel relating to the qualification of the Offered Securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the Offered Securities under the state blue sky laws. To the extent required by law, the Seller shall qualify the Offered Securities for offer and sale in those jurisdictions designated by the Selling Agent and reasonably acceptable to the Seller. The Seller’s counsel shall be responsible for state blue sky securities laws compliance by the Seller.
          1.7 Once the Offered Securities are sold, or the Offering Period terminates, the agency between the Seller and the Selling Agent shall terminate. The Selling Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment as the limited agent of the Seller and agrees to use its best efforts to find purchasers for the Offered Securities.
          1.8 Each Closing shall be held at the place of the Seller’s choice in such time and date as Seller deems appropriate.
          1.9 Each investor shall receive registration rights as set forth in the Registration Rights Agreement attached as Exhibit C to the Offering.
     2. Participating Broker-Dealers. Subject in each case to the Company’s prior written approval, which shall not be unreasonably withheld, the Seller hereby authorizes Selling Agent to engage and supervise other qualified broker-dealers (the “Participating Broker-Dealers”) to assist the Selling Agent in the placement of the Offered Securities; provided that (i) during all times that each such Participating Broker-Dealer shall offer and sell the Offered Securities, and (ii) each such Participating Broker-Dealer shall be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), shall be a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”), and shall be authorized to offer and sell the Offered Securities under the laws of the jurisdictions in which the Offered Securities will be offered and sold by such Participating Broker-Dealer. Any commissions, fees, or expenses payable to such Participating Broker-Dealers will be paid by the Selling Agent and not by the Seller.
     3. Representations, Warranties and Covenants.

          3.1 The Seller represents, warrants and covenants to Selling Agent that, except as set forth in the Offering Document:
               (a) The Seller and each subsidiary is a limited liability company duly formed and validly existing and in good standing under the laws of the jurisdiction of its formation as in effect on the date of this Agreement, with adequate power and authority to enter into and perform this Agreement and to own its property and to conduct its business as described in the Offering Document; and the Seller and each subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have material and adverse effect on the assets, liabilities, earnings, affairs, business or prospects of the Seller or any such subsidiary (a “Material Adverse Effect”) and in which jurisdictions such failure may be cured without such Material Adverse Effects; the execution and delivery of this Agreement, Warrant, Registration Rights, Subscription Agreement and other transaction documents (collectively the “Transaction Documents”) by the Seller has been duly and validly authorized and will not result in a breach of its Certificate of Formation or Operating Agreement, as amended; and when executed and delivered by both parties hereto, this Agreement will be a valid and binding obligation of the Seller, assuming the due execution by the Selling Agent, enforceable in accordance with its terms (except to the extent that enforceability of the indemnification provisions may be limited under applicable securities laws and except as enforcement may be limited by bankruptcy, moratorium or other laws affecting creditors’ rights or general principles of equity); and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Seller do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or any applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller, to which the Seller is a party or by which it is bound; and does not otherwise conflict with any permit, license, authorization, franchise, commitment or with any agreement, loan, note indenture, mortgage, license, lease or other agreement;
               (b) The Offering Document does not contain and will not contain, at any time between the date hereof and to and including the date of each Closing, any untrue statement of a material fact and does not omit nor during such period will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
               (c) Except as is otherwise disclosed, there is no litigation or governmental proceeding pending or, to the best of its knowledge, threatened against or involving the property or business of the Seller or any subsidiary of the Seller that would result in a Material Adverse Effect or would otherwise adversely affects the validity or enforceability of this Agreement or Transaction Documents or Company’s ability to consummate the Offering;
               (d) Except as is otherwise disclosed, the Company is not in violation of any permit, the Certificate of Formation or Operating Agreement, as amended, no material defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument, license, note, indenture, loan agreement, mortgage, or other agreement to which the Seller or any subsidiary is a party or by which they are bound that would result in a Material Adverse Effect;
               (e) The offer, offer for sale, and sale of the Offered Securities are not registered with the Securities and Exchange Commission (the “SEC”) except as contemplated in the Offering Document. The Company’s actions with respect to the offer, offer for sale and sale of the Offered Securities will be pursuant to the exemptions from the registration requirements of Section 5 of the 1933 Act provided by Section 506 of Regulation D thereunder;
               (f) To the best of its knowledge and belief, assuming the offer, offer for sale and sale of the Offered Securities is made in compliance with the terms of the Offering Document, the applicable filings with the SEC and any applicable Blue Sky laws, and subject to the performance of the Selling Agent’s obligations hereunder, the Seller will have complied in all material respects with the Securities Act and with all state securities laws and regulations applicable to it in connection with the offer, offer for sale, and sale of the Offered Securities. The Seller has not taken and will not take any action in conflict with the Securities Act or applicable state or foreign securities or blue sky laws, or which would make the exemption, qualification or registration pursuant to applicable federal or state securities or blue sky laws unavailable with respect to the offer, offer for sale and sale of the Offered Securities. The Seller and its officers and directors are not subject to any disqualification, including but not limited to any judgment, decree, order or decision issued by the SEC, any state or foreign securities regulatory authority, any court of competent jurisdiction or the United States Postal Service. In offering the Offered Securities, the Seller will comply with all applicable federal, state or foreign securities laws, including the rules covering exemptions from registration;
               (g) Subject to the performance of the Selling Agent’s obligations hereunder, the Offered Securities, upon the payment therefor and issuance thereof, will conform to all statements and descriptions in relation thereto contained in the Offering Document and will have the rights set forth in the Seller’s Operating Agreement, as amended;
               (h) To the best of the Seller’s knowledge, the Seller has neither been engaged in, nor been the subject of, any of the actions or proceedings specified in subsection (a) of Rule 262 promulgated under Section 3(b) of the Securities Act, or any substantially similar provisions under the securities laws of any state in which the Offered Securities are to be sold, such that no exemption from registration would be available for the offering of the Offered Securities by the Seller under applicable federal or state securities laws;
               (i) The Seller will notify the Selling Agent immediately and confirm the notice in writing (i) of the issuance by the SEC or by any state attorney general or securities administrator of any order enjoining the sale of the Offered Securities or suspending the effectiveness of any qualification of the Offered Securities for sale or (ii) of the initiation of any proceedings for that purpose.
               (j) The audited and unaudited financial statements of the Seller (including the related notes) present fairly the financial position of the Seller and its subsidiaries at the dates indicated; said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as expressly qualified therein, and the audited financials are in conformity with Regulation S-X promulgated under the Act. The Seller has engaged independent auditors to audit the financial statements of Seller and the auditors are a registered public accounting firm;
               (k) Except as set forth in the Offering Documents, the Seller does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity;
               (l) The Seller and its subsidiaries have not, directly or indirectly, at any time during their existence (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;
               (m) To the best of Seller’s knowledge, the Seller and its subsidiaries have filed all necessary federal, state, local, foreign and other tax returns required to be filed by them and have paid all taxes shown as due thereon; the Seller and its subsidiaries have not been notified, either orally or in writing, that any state, local, federal or foreign taxing authority is conducting or intends to conduct an audit of any tax return or report filed by the Seller and its subsidiaries or concerning their business or properties; and the Seller has no knowledge of any tax deficiency which has been asserted or threatened against the Seller and any subsidiary which would materially and adversely affect the business, properties, financial condition, results of operations, liabilities or working capital of the Seller;
               (n) There are no pre-emptive rights applicable to any of the Seller’s outstanding securities, or granted by the Seller to any person or party;
               (o) The capitalization of the Seller is as described in the Offering Documents, and all presently outstanding shares of the Seller’s Class A Membership Units are duly and validly authorized and issued, fully paid and non-assessable.
               (p) The Seller agrees that, for a period of twenty four months (24) months from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Seller by the Selling Agent in connection with the Offering (the “Selling Agent Investors”), without compliance with this Section, any securities of the Seller or provide the name of any such person to any other securities broker or dealer or selling agent. For purposes of this subsection, a person shall be considered to have been “introduced to the Seller” by the Selling Agent only so long as Seller delivers an investment presentation to such person as part of the “road show” for the Offering as arranged by the Selling Agent, each of whose name(s) shall be thereafter listed and set forth on a schedule to this Agreement, which shall be updated from time to time. In the event that the Seller or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such Company securities, and such person purchases such Company securities, the Seller shall pay to the Selling Agent an amount equal to eight percent (8.0%) of the aggregate purchase price of the Company securities so purchased by such person and provide Selling Agent with Warrants as set forth in this Agreement.

               (q) All securities to be issued in the Offering, including but not limited to the Units and the Warrants and the Advisory Warrants, and any other securities to be delivered pursuant to the Offering, shall be validly issued, fully paid, and non-assessable upon issuance and shall not trigger any pre-emptive rights, participation rights or other rights to receive additional securities, except as described herein.
          3.2 The Selling Agent represents and warrants and covenants to the Seller as follows:
               (a) The Selling Agent is, has been and will be at all times during the Offering Period, a Delaware corporation duly organized and validly existing under the laws of the state of its incorporation, with all requisite power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by the Selling Agent has been duly and validly authorized; and when executed and delivered by the Seller, this Agreement will be a valid and binding obligation of the Selling Agent enforceable in accordance with its terms subject to: (i) due authorization, execution and delivery hereof by the Seller; (ii) the enforcement of remedies under applicable bankruptcy, insolvency and other laws affecting creditors’ rights generally and moratorium laws from time to time in effect; (iii) general equitable principles which may limit the right to obtain the remedy of specific performance; and (iv) the public policy limitation on indemnification under the federal securities laws;
               (b) The Selling Agent shall not offer or sell the Offered Securities in any state or states without the approval of the Seller and completion by the Seller of all, or any, blue sky filings for such states and shall not offer or sell the Offered Securities in any state or states in which it is not qualified or registered as a broker-dealer or authorized to engage in the brokerage business;
               (c) The Selling Agent (and Participating Broker-Dealers) is (i) a broker-dealer registered with the SEC pursuant to the 1934 Act, and no proceeding has been initiated to revoke such registration; (ii) a member in good standing of the NASD; and (iii) a broker-dealer registered with the securities authorities of each jurisdiction in which it is required to be registered in connection with the offers or sales of the Offered Securities, and all such offers or sales will be made only by individuals licensed as required by all applicable federal and state securities laws. The Selling Agent agrees to maintain each of the foregoing memberships and registrations in good standing throughout the Offering Period and agrees to comply with all applicable laws and regulations of federal and state governmental and regulatory agencies (both foreign and domestic), including, but not limited to, the Rules of Fair Practices of the NASD.
               (d) Selling Agent has all rights, powers, authorities and licenses in order to enter into this agreement and doing so shall in no manner violate any law or the rights of third parties.
               (e) Selling Agent will not offer or affect the sale of the securities in the Offering by means of any form of general solicitation or general advertising. Selling Agent will not at any time during the term of this Agreement, or for a period of six months following the Offering Termination Date contemplated hereby, make any reference publicly to the transactions contemplated hereby, by way of the issuance of a press release, the placement of an advertisement or otherwise, without the prior consent of the Company, which consent will not be unreasonably withheld. Selling Agent will require each person to or with whom it may offer or effect the sale of the securities in the Offering to represent that such person is an “accredited investor” under the Securities Act. Selling Agent will not furnish to any potential investor in the Offering any information other than the Offering Documents, which have been approved by the Company and a letter of transmittal approved by the Company which discloses to each investor the commission to be paid to Selling Agent. Selling Agent will require each investor to execute and deliver the Company’s subscription documents in order to ensure that the purchasers of the securities in the Offering are not underwriters within the meaning of section 2(11) of the Securities Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Securities Act.
               (f) Selling Agent further acknowledges that by the very nature of its relationship with the Company it may, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Securities Exchange Act of 1934, as amended). Selling Agent hereby agrees and covenants that: 1) Selling Agent will not make any purchases or sales in the stock of the Company’s public merger target, Pacific East Advisors, Inc (currently trading under “BSBI.PK”). based on such information; 2) Selling Agent will utilize its commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by the Company to do so as may be necessary in the performance of its services under this Agreement; and 3) Selling Agent will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in its analysis for, preparation of or release of any Selling Agent literature or other communication(s) relating to the Company, including, but not limited to: Research Reports, Press Releases, Publications on Selling Agent’s website, letters to investors and telephone or other personal communication(s) with potential or current investors, including Selling Agent Investors.
               (g) Selling Agent is financially able to bear the economic risk of an investment in the Warrants and Advisory Warrants, including the total loss thereof.
               (h) Selling Agent acknowledges that the Warrants and Advisory Warrants and securities issuable thereunder have not been registered under the Securities Act, or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable state securities laws in reliance, in part, on his or her representations, warranties, and agreements herein. Selling Agent understands that the Warrants and Advisory Warrants and securities issuable thereunder are “ restricted securities” under the Securities Act in that the Warrants and Advisory Warrants and securities issuable thereunder will be acquired from the Company in a transaction not involving a public offering, and that the Warrants and Advisory Warrants and securities issuable thereunder may not be resold without registration under the Securities Act except in certain limited circumstances and that otherwise the Warrants and Advisory Warrants and securities issuable thereunder must be held indefinitely.
               (i) Without limiting the representations set forth above, Selling Agent will not make any disposition of all or any part of the Warrants and Advisory Warrants and securities issuable thereunder which will result in the violation by the Selling Agent or by the Company of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, Selling Agent agrees not to make any disposition of all or any part of the Warrants and Advisory Warrants and securities issuable thereunder unless and until: (1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or Selling Agent has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (2) if reasonably requested by the Company, Selling Agent has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.
               (j) Selling Agent understands that the certificates (if any) evidencing the Warrants and Advisory Warrants and securities issuable thereunder shall bear restrictive legends. Selling Agent acknowledges that the investment in the Warrants and Advisory Warrants and securities issuable thereunder is a speculative investment which involves a substantial degree of risk of loss by Selling Agent of his or her entire investment in the Company, that Selling Agent understands and takes full cognizance of the risk factors related to the purchase of the Warrants and Advisory, and that the Company is newly organized and has no financial or operating history. Selling Agent is an “accredited investor” under the Regulation D of the Securities Act. Selling Agent has received and reviewed all information Selling Agent considers necessary or appropriate for deciding whether to purchase the Warrants and Advisory Warrants. Selling Agent has had an opportunity to ask questions and receive answers from the Company and its officers, managers and employees regarding the terms and conditions of purchase of the Warrants and Advisory Warrants and regarding the business, financial affairs, and other aspects of the Company and has further had the opportunity to obtain all information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which Selling Agent deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to it. Neither any manager, any agent or employee of the Company or of any manager, or any other Person has at any time expressly or implicitly represented, guaranteed, or warranted to him or her that Selling Agent may freely transfer the Warrants and Advisory Warrants and securities issuable thereunder, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Warrants and Advisory Warrants and securities issuable thereunder, that past performance or experience on the part of the managers or their affiliates or any other person in any way indicates the predictable results of the ownership of the Warrants and Advisory Warrants and securities issuable thereunder or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company. Selling Agent acknowledges that the tax consequences to his or her of investing in the Company will depend on his or her particular circumstances, and neither the Company, the managers, the other members, nor the partners, shareholders, managers, agents, officers, directors, employees, affiliates, or consultants of any of them will be responsible or liable for the tax consequences to him or her of an investment in the Company. Selling Agent will look solely to, and rely upon, his or her own advisers with respect to the tax consequences of this investment.
     4. Sale and Delivery of Offered Securities.

          4.1 No sale of Offered Securities shall take place or be regarded as effective unless and until accepted by the Seller, such acceptance to occur at Closing, and the Seller reserves the right in its sole and absolute discretion to refuse to sell Offered Securities to any or all persons at any time. Selling Agent shall send to the Seller, with copies to counsel for the Seller, all acceptable executed Subscription Documents, promptly upon receipt of the same, subject to any reasonable delay occasioned by further inquiry as to a prospective purchaser’s qualification or requests by the Seller or Selling Agent for further information from a prospective purchaser. The Seller shall notify Selling Agent as to whom to send the originals of such executed Subscription Documents and to whom to send copies. Selling Agent shall promptly send each such prospective purchaser’s payment for his Offered Securities to the Seller. For every prospective purchaser of Offered Securities whose subscription is rejected, the Seller will promptly return all of such prospective purchaser’s executed Subscription Documents to Selling Agent for return to the prospective purchaser, and will return the funds received to such prospective purchaser without interest and without deduction.
     5. Conditions of the Obligations of the Selling Agent.
          The obligations of the Selling Agent to act as agent hereunder, to find purchasers for the Offered Securities, and to attend and to deliver documents at Closing shall be subject to the following conditions:
          (a) Between the date hereof and Closing, the Seller and its subsidiaries shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as results in a Material Adverse Effect, whether or not such loss is covered by insurance.
          (b) Between the date hereof and Closing, there shall be no material litigation instituted or threatened against the Seller or any subsidiary (other than as set forth in the Offering Document) and there shall be no material proceeding instituted or threatened before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Seller.
          (c) Except as contemplated herein or as set forth in the Offering Document, during the period subsequent to the date hereof, and prior to Closing, the Seller and each subsidiary: (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date hereof, and (ii) except in the ordinary course of its business or transactions contemplated or disclosed to Selling Agent (e.g., entering into agreements for follow-on financing, which may include debt, security and a change in capital structure, the Seller and each subsidiary shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise, or in its working capital position. At Closing, the capitalization of the Seller shall be substantially the same as set forth in the Offering Document.

          (d) The authorization for the issuance and delivery of the Offered Securities and the Offering Document and related materials, and for the execution and delivery of this Agreement, and all other legal matters incident thereto, shall be reasonably satisfactory in all respects to counsel for Selling Agent.
          (e) The representations and warranties of the Seller made in this Agreement or in any document or certificate delivered to the Selling Agent pursuant hereto shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties have been made on and as of the Closing, and the Selling Agent shall have received a certificate, dated the Closing Date, to such effect executed by the Chairman of the Board or President of the Seller. This certificate shall be deemed reasonably acceptable if it is in substantially similar form to the document attached hereto as Exhibit B.
          (f) The Seller shall have performed and complied in all material respects with all covenants, terms and agreements to be performed and complied with by the Seller on or before the Closing.
          (g) The Seller shall have provided Certificates as the Selling Agent shall reasonably request.
          (h) The Seller and its President shall provide certificates to the Selling Agent certifying that the proceeds of the Offering will be used in accordance with the uses designated in “Use of Proceeds” in the Offering Document.
     6. Indemnification.
          6.1 The Seller agrees to indemnify and hold harmless Selling Agent and each person, if any, who controls Selling Agent within the meaning of the 1933 Act or the 1934 Act (together, the “Acts”), the Selling Agent’s affiliated entities, partners, employees, legal counsel and agents (the “SA Indemnified Parties”) against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several, to which Selling Agent or such person may be subject, under the Acts or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Selling Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (i) the violation or breach of any representation, warranty or covenant or agreement of the Seller set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Seller in connection herewith; (ii) any material untrue statement or omission in the Offering Document or selling material, excluding any statement or omission relating to information contained in or omitted from the Offering Document or selling material in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer specifically for use in preparation of the Offering Document or selling material, as the case may be; (iii) any material statement or omission relating to information provided by or on behalf of Seller in order to qualify or exempt the Offered Securities for sale in any jurisdiction; or (iv) the failure of the Seller to comply with the provisions of the Acts and the regulations thereunder, including Regulation D; and will reimburse the SA Indemnified Parties for any legal or other expenses reasonably incurred by the SA Indemnified Parties in connection with investigation of or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that the Seller shall not be required to indemnify the SA Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is agreed to by the Seller (which agreement shall not be unreasonably withheld) or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect and shall survive consummation of the sale of the Offered Securities hereunder and shall be in addition to any liability which the Seller may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the Seller is required to indemnify the Selling Agent’s Indemnified Parties, exceed in the aggregate the monies received by the Selling Agent hereunder, except in the case of fraud on the part of the Seller.
          6.2 Selling Agent agrees to indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of the Acts, Seller’s affiliated entities, partners, employees, legal counsel and agents (the “Seller Indemnified Parties”) against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Seller is a party)), to which the Seller or any such person may be subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) which (i) arise out of or are based upon any material untrue statement or omission contained in the Offering Document in reliance upon, and in conformity with, information furnished to the Seller by Selling Agent or any Participating Broker-Dealer or either of them specifically for use in preparation of the Offering Document or selling material, as the case may be or (ii) are directly, caused by, relating to, based upon, arising out of, or in connection with the violation or breach of any representation, warranty or covenant or agreement of the Selling Agent set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Selling Agent in connection herewith); and will reimburse the Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that Selling Agent shall not be required to indemnify the Seller Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by a court having jurisdiction over the controversy or Selling Agent agrees to such settlement (which agreement shall not be unreasonably withheld); and provided further that Selling Agent shall not be liable under this Section 6.2 for any losses, claims, expenses, damages or liabilities arising out of any act or failure to act on the part of any other person except Selling Agent, its partners, employees and agents (including registered representatives) or any Participating Broker-Dealer. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by or on behalf of the Seller and shall survive consummation of the sale of the Offered Securities hereunder and the termination of this Agreement, and shall be in addition to any liability which Selling Agent may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the Selling Agent is required to indemnify the Seller Indemnified Parties, exceed in the aggregate the compensation received by the Selling Agent hereunder, except in the case of fraud on the part of the Selling Agent.
          6.3 The indemnified party shall notify the indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of any and all claims which have been served upon the indemnified party. In case any action is brought against any indemnified party upon any such claim, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and other indemnified parties who are defendants in such action; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which circumstances such expenses shall be borne by the indemnifying party. Notwithstanding anything to the contrary herein, the indemnified party shall not enter into any settlement unless the indemnifying party is provided with a full release, reasonably satisfactory to the indemnifying party, and the indemnifying party is not required to make any admission of wrongdoing.
     7. Termination of Agreement.
          7.1 This Agreement shall terminate (i) If at any time after commencement of the Offering, any material condition of Seller’s obligations hereunder shall not have been met or shall cease to be met and Selling Agent shall have given to the Seller notice of Selling Agent’s desire to terminate this Agreement on account of the nonfulfillment of such condition (at which point Selling Agent shall have no further liability or obligation to Seller); or (ii) at such time as all of the Offered Securities shall have been sold and the subscriptions therefor have been accepted or the Offering Termination Date has been reached, whichever shall first occur.
          Notwithstanding the termination of this Agreement in accordance with the foregoing provisions of this Section 7, the respective indemnities, covenants, agreements, representations, warranties and other statements of the Seller and Selling Agent set forth in or made pursuant to this Agreement will remain operative and in full force and effect.
     8. Miscellaneous.
          8.1 The Selling Agent, on the one hand, and the Seller, on the other, shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of their respective counsel), and no party to the Agreement shall have any liability for such expenses incurred by any other party.
          8.2 It is understood and agreed that Selling Agent’s relationship to the Seller is that of an independent contractor and that nothing herein shall be construed to create a relationship of partners, affiliates, joint venturers or employer and employee between Selling Agent or either of them and the Seller.
          8.3 No rights or interests arising hereunder may be assigned except with the prior written consent of both the Seller and the Selling Agent. Subject to this limitation, this Agreement shall inure to the benefit and be binding upon Selling Agent and the Seller and their respective successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns and for the benefit of no other person. Except as provided in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties to it and their respective successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any of its provisions. No purchaser of Offered Securities shall be construed as a successor or assign merely by reason of such purchase.
          8.4 If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible:
               (a) the remainder of this Agreement shall be considered valid and operative; and
               (b) to the extent possible under applicable law, effect shall be given to the intent manifest by the portion held invalid or inoperative.
          8.5 This Agreement may be executed in a number of identical counterparts and by facsimile, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.
          8.6 This Agreement may not be modified or amended except by written agreement executed by each of the parties to this Agreement.
          8.7 Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. The words “shall” and “will” and “agrees” are mandatory, “may” is permissive.
          8.8 The parties to this Agreement covenant and agree that they will execute any other and further instruments and documents which reasonably are or may become necessary or convenient to effectuate and carry out this Agreement.
          8.9 This Agreement (and the other documents and agreements referenced herein) contains the entire understanding between the parties and supersedes prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.
          8.10 This Agreement shall be construed and governed by the laws of the State of California. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other equitable relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction; provided, however, that the arbitrator shall not have the power to alter or amend this Agreement.
          8.11 All notices or communications, except as otherwise specifically provided, shall be in writing, and, if sent to any party, shall be mailed, delivered or telegraphed and confirmed to that party at the address set forth below:

If to the Seller:	Advanced Drilling Services, LLC
10600 N De Anza Blvd Suite 250
Cupertino, Ca 95014

Attention: General Counsel

If to Selling Agent, to:	Sierra Equity Group, Inc.
7700 Congress Avenue
Suite 3207
Boca Raton, FL 33487
Attention: Alan Goddard

With a copy contemporaneously
by like means:
Blank Rome LLP
1200 North Federal Highway, Suite 417
Boca Raton, FL 33432
Attention: Bruce C. Rosetto, Esq.
          8.12 Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Those titles in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision of this Agreement.

     If the foregoing correctly sets forth the understanding between us, please indicate acceptance by signing in the space provided below for that purpose and return to us a counterpart hereof so signed, whereupon this letter and Selling Agent’s acceptance shall constitute a binding agreement between us.

Very truly yours, ADVANCED DRILLING SERVICES, LLC
By:	/s/ Michael McTeigue
Michael McTeigue, CFO

     The foregoing Selling Agreement for Seller is hereby accepted and agreed to as of the date first above written.

Sierra Equity Group, Inc. As Selling Agent
By:	/s/ Alan David Goddard	2/26/07
Alan David Goddard CEO